                                                            EXHIBIT (d)(I)(1)(a)

                               ECLIPSE FUNDS INC.

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

      The Amended and Restated Management Agreement, made between Eclipse Funds Inc., a Maryland corporation (the "Company"), effective as of June 29, 2005, as amended, is hereby amended and restated effective as of September 28, 2005, on behalf of its series as set forth on Schedule A (each, a "Fund," and collectively, the "Funds") and New York Life Investment Management LLC, a Delaware limited liability company (the "Manager").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, the Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the shares of common stock of the Company (the "Shares") are divided into separate series, each of which is established by resolution of the Board of Directors of the Company and the Directors may from time to time terminate such series or establish and terminate additional series; and

      WHEREAS, the Company desires to retain the Manager to render investment advisory and related administrative services to the Funds, and the Manager is willing to render such services on the terms and conditions hereinafter set forth; and

      WHEREAS, the Company entered into (1) a Management Agreement between Mainstay Institutional Funds Inc., on behalf of the Intermediate Term Bond Fund, All Cap Growth Fund, Indexed Bond Fund, S&P 500 Index Fund, Cash Reserves Fund, Asset Manager Fund, Short Term Bond Fund and All Cap Value Fund and MainStay Management, Inc. dated November 21, 1997; (2) an Amendment to the Management Agreement dated October 1, 1999, (3) a Management Agreement on March 31, 2004 by and between the Company and the Manager on behalf of the Floating Rate Fund, (4) a Management Agreement on February 23, 2005 by and between the Company and the Manager on behalf of the Conservative Allocation Fund, Growth Allocation Fund, Moderate Allocation Fund and Moderate Growth Allocation Fund(collectively, the "Management Agreements"); and

      WHEREAS, the Management Agreement dated October 21, 1997 was amended effective October 1, 1999 to reflect the conversion of MMI from a corporation to a limited liability company under Delaware law and to replace MMI with MainStay Management LLC ("MM LLC"); and

      WHEREAS, pursuant to a Substitution Agreement dated January 2, 2001 by and between MM LLC and the Manager, the Manager assumed all the interests, rights and responsibilities of MM LLC under the Management Agreement dated October 21, 1997, as further amended effective October 1, 1999, and agreed to perform all of MM LLC's duties and responsibilities under such Agreement; and

      WHEREAS, the Management Agreements, and any amendments thereto, were combined and restated, in their entirety, in an Amended and Restated Management Agreement effective as of March 30, 2005; and

      WHEREAS, the Amended and Restated Management Agreement effective as of March 30, 2005 was amended as of May 15, 2005 to include a revised Schedule A; and

      WHEREAS, the Amended and Restated Management Agreement effective as of March 30, 2005, and any amendments thereto, were combined and restated, in their entirety, in an Amended and Restated Management Agreement effective as of June 28, 2005, and included the addition of the MainStay Large Cap Opportunity Fund as a new series of the Company; and

      WHEREAS, each Fund desires to retain the Manager to render investment advisory and related administrative services to the Fund, and the Manager is willing to render such services on the terms and conditions hereinafter set forth; and

      WHEREAS, this Amended and Restated Management Agreement effective as of September 28, 2005 amends and restates, in their entirety, the Amended and Restated Management Agreement effective as of June 28, 2005, and any amendments thereto, in order add the MainStay Growth Equity Fund as a new series of the Company;

      NOW, THEREFORE, the parties agree as follows:

I. Appointment. The Company hereby appoints New York Life Investment Management LLC to act as Manager to the Funds for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

II. Duties as Manager. Subject to the supervision of the Directors of the Company, the Manager shall administer each Fund's business affairs and manage the investment operations of the Fund and the composition of the portfolio of the Fund, including the purchase, retention and disposition of securities therein, in accordance with the investment objectives, policies and restrictions of the Fund, as stated in the currently effective Prospectus (as hereinafter defined) and subject to the following understandings:

      A. The Manager shall (i) furnish the Funds with office facilities; (ii) be responsible for the financial and accounting records required to be maintained by the Funds (excluding those being maintained by the Funds' Custodian, Transfer Agent except as to which the Manager has supervisory functions) and other than those being maintained by the Funds' subadvisor, if any; and (iii) furnish the Funds with ordinary clerical, bookkeeping and recordkeeping services at such office facilities.

      B. The Manager shall provide supervision of each Fund's investments and determine from time to time what investments or securities will be purchased, retained, sold or lent by the Fund, and what portion of the Fund's assets will be invested or held uninvested as cash.

      C. The Manager shall use its best judgment in the performance of its duties under this Agreement.

      D. The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus (each as hereinafter defined) of the Company and with the instructions and directions of the Directors of the Company and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

      E. The Manager, and any subadvisor to whom such authority has been delegated, shall determine the securities to be purchased or sold by the Funds and will place orders pursuant to its determination with or through such persons, brokers or dealers (including NYLIFE Securities Inc.) in conformity with the policy with respect to brokerage as set forth in the Company's Registration Statement and Prospectus (each as hereinafter defined) or as the Directors may direct from time to time. It is recognized that, in providing the Funds with investment supervision or the placing of orders for portfolio transactions, the Manager or any subadvisor will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager or any subadvisor may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager or any subadvisor may be a party. It is understood that neither the Funds, the Company nor the Manager or any subadvisor has adopted a formula for allocation of the Funds' investment transaction business. It is also understood that it is desirable for the Funds that the Manager or any subadvisor have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Funds than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager or any subadvisor is authorized to place orders for the purchase and sale of securities for the Funds with such certain brokers, subject to review by the Company's Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager or any subadvisor in connection with its services to other clients.

            On occasions when the Manager or any subadvisor deems the purchase or sale of a security to be in the best interest of the Funds as well as other clients, the Manager or any subadvisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Manager or any subadvisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

      F. The Manager shall maintain all books and records with respect to the Funds' securities transactions required by sub-paragraphs (b)(5), (6), (9) and
(10) and paragraph (f) of Rule 31a-1 under the 1940 Act and any other books and records required to be maintained by it under the 1940 Act and the Rules thereunder and shall render to the Company's Directors such periodic and special reports as the Directors may reasonably request.

      G. The Manager shall provide the Company's Custodian on each business day with information relating to the execution of all portfolio transactions pursuant to standing instructions.

      H. With respect to any or all series of the Company, including the Funds, the Manager may enter into one or more contracts ("Subadvisory" or "Sub-Administration Contract") with a subadvisor or sub-administrator in which the Manager delegates to such subadvisor or sub-administrator any or all its duties specified in this Agreement, provided that the Subadvisory or Sub-Administration Contract meets all applicable requirements of the 1940 Act and rules thereunder.

III. Manager Personnel. The Manager shall authorize and permit any of its directors, officers and employees who may be elected or appointed as Directors or officers of the Company to serve in the capacities in which they are elected or appointed. Services to be furnished by the Manager under this Agreement may be furnished through the medium of any of such directors, officers, or employees.

IV. Books and Records. The Manager shall keep the Funds' books and records required to be maintained by it, pursuant to paragraph 2 hereof. The Manager agrees that all records which it maintains for the Funds are the property of the Funds, and it will surrender promptly to the Funds any of such records upon the Funds' request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 as promulgated by the Securities and Exchange Commission (the "Commission") under the 1940 Act any such records as are required to be maintained by the Manager pursuant to paragraph 2 hereof.

V. Services Not Exclusive. The services furnished by the Manager hereunder are not to be deemed exclusive and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

VI. Documents. The Company has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

      A. Articles of Incorporation of the Company, as amended from time to time, as filed with the Department of Assessments and Taxation of the State of Maryland (such Articles of Incorporation, as in effect on the date hereof and as amended from time to time, is herein called the "Articles of Incorporation");

      B. By-Laws of the Company, as amended from time to time, (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

      C. Certified Resolutions of the Directors of the Company authorizing the appointment of the Manager and approving the form of this Agreement;

      D. Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Commission, relating to the Funds and the Funds' Shares and all amendments thereto;

      E. Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

      F. The form of Prospectus and Statement of Additional Information of the Company pursuant to which the Funds' shares are offered for sale to the public (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called collectively the "Prospectus").

VII.  Expenses.

      A. In connection with the services rendered by the Manager under this Agreement, the Manager will bear all of the following expenses:

            1. the salaries and expenses of all personnel of the Company and the Manager, except the fees and expenses of Directors who are not interested persons of the Manager or of the Company; and

            2. all expenses incurred by the Manager in connection with managing the investment operations of the Funds and administering the ordinary course of the Funds' business, other than those assumed by the Funds herein;

      B. each Fund assumes and will pay its expenses, including but not limited to those described below (where any such category applies to more than one series of the Company, the Fund shall be liable only for its allocable portion of the expenses):

            1. the fees and expenses of Directors who are not interested persons of the Manager or of the Company;

            2.    the fees and expenses of the Funds' custodian which relate to
(A) the custodial function and the recordkeeping connected therewith, (B) the maintenance of the PAM required accounting records of the Funds not being maintained by the Manager, (C) the pricing of the Funds' Shares, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Directors of the Company, and (D) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Funds' Shares;

            3. the fees and expenses of the Company's transfer and dividend disbursing agent, which may be the custodian, which relate to the maintenance of the shareholder account;

            4. the charges and expenses of legal counsel (including an allocable portion of the cost of maintaining an internal legal and compliance department) and independent accountants for the Company;

            5. brokers' commissions and any issue or transfer taxes chargeable to the Company in connection with its securities transactions on behalf of the Funds;

            6. all taxes and business fees payable by the Company or the Funds to federal, state or other governmental agencies;

            7. the fees of any trade association of which the Company may be a member;

            8.    the cost of share certificates representing Fund Shares;

            9. the fees and expenses involved in registering and maintaining registrations of the Company and of its Shares with the Commission, registering the Company as a broker or dealer and qualifying its Shares under state securities laws, including the preparation and printing of the Company's registration statements and prospectuses for filing under federal and state securities laws for such purposes;

            10. allocable communications expenses with respect to investor services and all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders;

            11. litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Company's business; and

            12. any expenses assumed by the Funds pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1, if any, under the 1940 Act.

VIII. Organization Expenses. The Funds hereby agree to reimburse the Manager for the organization expenses of, and the expenses incurred in connection with, the initial offering of Shares of the Fund.

IX. Compensation. For the services provided and the facilities furnished pursuant to this Agreement, the Company will pay to the Manager as full compensation therefor a fee at the annual rate for each Fund as set forth on Schedule A. This fee will be computed daily and will be paid to the Manager monthly. This fee will be chargeable only to the applicable Fund, and no other series of the Company shall be liable for the fee due and payable hereunder. The Funds shall not be liable for any expense of any other series of the Company.

X. Standard of Care. Subject to the applicable law, the Manager shall not be liable for any error of judgment or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

XI. Duration and Termination. This Agreement shall continue in effect with respect to the Funds for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually with respect to the Funds in conformity with the requirements of the 1940 Act and the Rules thereunder; provided, however, that this Agreement may be terminated with respect to the Funds at any time, without the payment of any penalty, by the Directors of the Company or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

XII. Other Business. Nothing in this Agreement shall limit or restrict the right of any of the Manager's directors, officers, or employees who may also be a Director, officer, or employee of the Company to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Manager's right to engage in any other business or to render services of any kind to any other corporation, trust, firm, individual or association.

XIII. Independent Contractor. Except as otherwise provided herein or authorized by the Directors of the Company from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Funds or the Company in any way or otherwise be deemed an agent of the Funds or the Company.

XIV. Company Materials. During the term of this Agreement, the Company agrees to furnish the Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Funds or to the public, which refer to the Manager in any way, prior to use thereof and, not to use such material if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Company will continue to furnish to the Manager copies of any of the above-mentioned materials which refer in any way to the Manager. The Company shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Funds as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

XV. Amendment. This Agreement may be amended in writing by mutual consent, but the consent of the Funds, if required, must be obtained in conformity with the requirements of the 1940 Act and the Rules thereunder.

XVI. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at NYLIM Center, 169 Lackawanna Avenue, Parsippany, New Jersey 07054; or (2) to the Company at NYLIM Center, 169 Lackawanna Avenue, Parsippany, New Jersey 07054.

XVII. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

XVIII. Limitation of Liability of the Company and the Shareholders. It is understood and expressly stipulated that none of the Directors, officers, agents or shareholders of the Company shall be personally liable hereunder. The name "Eclipse Funds Inc." is the designation of the Company for the time being under the Articles of Incorporation and all persons dealing with the Company must look solely to the property of the Company for the enforcement of any claims against the Company, as neither the Directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Company. No series of the Company shall be liable for any claims against any other series of the Company.

XIX. Use of Name. The Funds may use any name including the word "Eclipse" or "MainStay" only for so long as this Agreement or any other agreement between the Manager or any other affiliate of New York Life Insurance Company and the Company or any extension, renewal or amendment thereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as investment adviser. At such time as such an agreement shall no longer be in effect, the Funds will (to the extent that it lawfully can) cease to use such name or any other name indicting that it is advised by or otherwise connected with the Manager or any organization which shall have so succeeded to its business.

XX. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. As used in this Agreement, terms shall have the same meaning as such terms have in the 1940 Act. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the 28th day of September, 2005.

                                        ECLIPSE FUNDS INC., on behalf of
                                        each series listed on Schedule A

                                        By:      /s/ Christopher O. Blunt
                                                 Name:  Christopher O. Blunt
                                                 Title:  President

                                        NEW YORK LIFE INVESTMENT MANAGEMENT LLC


                                        By:      /s/ Gary E. Wendlandt
                                                 Name:  Gary E. Wendlandt
                                                 Title:  Chairman and CEO

                                   SCHEDULE A
                           (as of September 28, 2005)

FUND                                                              ANNUAL RATE(1)
All Cap Growth Fund                                                     0.85%
All Cap Value Fund                                                      0.85%
Asset Manager Fund                                                      0.65%
Cash Reserves Fund                                                      0.45%(2)
Conservative Allocation Fund                                            0.00%*
Floating Rate Fund                                                      0.60%
Growth Allocation Fund                                                  0.00%*
Growth Equity Fund                                                      0.70%
Indexed Bond Fund                                                       0.35%(3)
S&P 500 Index Fund                                                      0.25%(4)
Intermediate Term Bond Fund                                             0.60%
Large Cap Opportunity Fund                                              0.70%
Moderate Growth Allocation Fund                                         0.00%*
Moderate Allocation Fund                                                0.00%*
Short Term Bond Fund                                                    0.60%

----------
(1)   Of each Fund's average daily net assets.

(2)   0.45% on assets to $500 million; 0.40% on remainder of assets.

(3)   0.35% on assets to $1 billion; 0.30% on remainder of assets.

(4) 0.25% on assets to $1 billion; 0.225% on next $2 billion; 0.20% on remainder of assets.

* The Manager will receive no fee from the Fund, although the parties acknowledge that the Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Company, in connection with assets of the Fund that are invested in such investment companies.